Exhibit 5.1

Carroll & Carroll, P.C.

18010 Von Karman Avenue

Irvine, California, 92612

August 14, 2013

Biolase Technology, Inc.

4 Cromwell

Irvine, California 92618

Re:	Registration Statement on Form S-3; Securities of Biolase, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Biolase, Inc., a Delaware corporation (the “Company”), in connection with the filing on August 14, 2013, with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), pertaining to the registration of up to $5,000,000 aggregate offering price of the securities referenced therein for offer and sale from time to time. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement (both as herein defined) other than as expressly stated herein.

You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes a base prospectus (the “Prospectus”). The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement registers the offering and sale by the Company of (a) one or more series of preferred stock, par value $0.001 per share (“Preferred Stock”), of the Company, (b) shares of common stock, par value $0.001 per share (“Common Stock”), of the Company, and (c) equity warrants to purchase Preferred Stock or Common Stock (the “Warrants”). The Preferred Stock, Common Stock, and Warrants being registered pursuant to the Registration Statement plus any additional Preferred Stock, Common Stock, or Warrants that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering contemplated by the Registration Statement are collectively referred to herein as the “Securities.” The Preferred Stock may also be exchangeable for and/or convertible into shares of Common Stock or another series of Preferred Stock. The Warrants may be issued under one or more warrant agreements (each, a “Warrant Agreement”) by and between the Company and a bank or trust company to be identified therein as warrant agent.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Our opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the laws of the State of California, and we do not express any opinion herein concerning any other law. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws and (ii) a series of Preferred Stock has been duly established in accordance with the terms of the Restated Certificate of Incorporation of the Company, as amended (collectively, the “Restated Certificate”), and applicable law, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Preferred Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Preferred Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (a) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (b) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of such series of Preferred Stock under the Restated Certificate, (c) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

2. When the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, and upon adoption by the board of directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance of shares of Common Stock and upon issuance and delivery of and payment of legal consideration not less than the par value thereof for certificates representing the shares of Common Stock (in the form of the specimen certificate most recently filed as an exhibit to the Registration Statement) which have been manually signed by an authorized officer of the transfer agent and registrar therefor in the manner contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, and assuming that (i) the terms of such shares as issued and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and such resolution, (ii) at the time of issuance of such shares, the Company has a sufficient number of authorized but unissued shares of Common Stock under the Restated Certificate of Incorporation of the Company, as amended (collectively, the “Restated Certificate”), (iii) such shares as issued and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (iv) such shares are then issued and sold as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement(s), such resolution, such Common Stock (including any Common Stock duly issued upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock, upon the exercise of any Warrants pursuant to the terms thereof that are exercisable for the purchase of Common Stock) will be validly issued, and such Common Stock will be fully paid and nonassessable.

3. When (i) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and any and all Prospectus Supplement(s) required by applicable laws have been delivered and filed as required by such laws, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by the Company and the Warrant Agent, (iii) the Warrants have been duly authorized and duly established in accordance with the terms of the Warrant Agreement and applicable law (including, without limitation, by the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants) (the “Warrant Authorization”) and (iv) the Warrants have been duly executed, authenticated and/or countersigned in accordance with the Warrant Agreement relating to such Warrants and delivered on behalf of the Company against payment therefor (which, in the case of Warrants for Common Stock or Preferred Stock, shall consist of legal consideration not less than the par value of such shares) as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, and assuming that (a) the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, (b) the Warrants as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company or otherwise and (d) the Warrants are then issued and sold as contemplated by the Registration Statement, the Prospectus, the related Prospectus Supplement(s) and the Warrant Authorization, the Warrant Agreement and the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions are subject to:

(i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights or remedies of creditors;

(ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought;

(iii) the invalidity under certain circumstances under law or court decisions of provisions for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and

(iv) we express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (d) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) covenants not to compete, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (o) the severability, if invalid, of provisions to the foregoing effect. We express no opinion as to federal or state securities laws, tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws, and compliance with fiduciary duty requirements, margin regulations, and FINRA rules, pension or employee benefit laws, usury, and environmental laws (without limiting other laws excluded by customary practice).

We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Carroll & Carroll, P.C.